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EXHIBIT 5.1

                                                                 August 18, 1998


Gencor Industries, Inc.
5201 N. Orange Blossom Trail
Orlando, Florida 32810

Ladies and Gentlemen:

     We have acted as counsel to Gencor Industries, Inc., a Delaware corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 relating to an aggregate of 3,556,000 shares (the "Shares") of the Company's common stock, $.10 par value (the "Common Stock") issued or issuable in accordance with the terms and conditions of the Company's 1992 Stock Option Plan, 1996 Stock Option Agreements and 1997 Stock Option Plan (collectively the "Plans").

     Regarding the 3,556,000 Shares:

          (a) 20,000 Shares are held by a Selling Stockholder (as defined in the Registration Statement);

          (b) An aggregate of 3,536,000 Shares are issuable upon exercise of stock options (the "Options") granted under the Plans and/or upon the conversion of the Class B Stock obtained upon such an exercise to Common Stock (the "Conversion").

     We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

     Based on the foregoing, we are of the opinion that the 20,000 shares of Common Stock referenced above were legally issued, fully paid and non-assessable. Further, the 3,536,000 shares of Common Stock underlying the Options or resulting from the Conversion when paid for and issued as contemplated by the respective governing instruments, will be legally issued, fully paid and non-assessable. Therefore, the purchasers acquiring shares of Common Stock upon subsequent resale as contemplated in the Registration Statement will receive shares that, as applicable, have been or will be legally issued, fully paid and non-assessable by the Company.

     We hereby consent to the use of this opinion in the above referenced Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,


                                             /s/ Greenberg Traurig, P.A.
                                             ---------------------------
                                             Greenberg Traurig, P.A.